Exhibit 99.2

Where Food Comes From, Inc.

2024 Third Quarter Conference Call

Call date: Tuesday November 12, 2024

Call time: 10:00 a.m. Mountain Time

Jay Pfeiffer – Investor Relations

Good morning and welcome to the Where Food Comes From 2024 third quarter earnings call.

Joining me on the call today are CEO John Saunders, President Leann Saunders, and Chief Financial Officer Dannette Henning.

During this call we’ll make forward-looking statements based on current expectations, estimates and projections that are subject to risk. Statements about current and future financial performance, growth strategy, customers, business opportunities, market acceptance of our products and services, and potential acquisitions are forward looking statements. Listeners should not place undue reliance on these statements as there are many factors that could cause actual results to differ materially from our forward-looking statements. We encourage you to review our publicly filed documents as well as our news releases and website for more information. Today we’ll also discuss Adjusted EBITDA, a non-GAAP financial measure provided as a complement to GAAP results. Please refer to today’s earnings release for important disclosures regarding non-GAAP measures.

I’ll now turn the call over to John Saunders.

John Saunders

Good morning and thanks for joining the call today.

Total revenue in the third quarter increased slightly to $7.1 million from $7.0 million.

That included a 2% increase in verification and certification services – to $5.5 million from $5.4 million year over year.

It also included an increase in product revenue, which rose 9% — or about $100,000 – to $1.3 million from $1.2 million.

Professional services revenue declined to $0.3 million from $0.4 million year over year.

Gross profit in the third quarter declined slightly to $2.8 million from $2.9 million.

SG&A increased 13% year over year to $2.2 million from $1.9 million, reflecting higher marketing, personnel and travel costs.

As a result of higher fixed costs and lower operating margins, we reported a 32% decline in net income to $0.5 million, or $0.09 per diluted share, vs. $0.7 million, or $0.13 per diluted share, last year.

Adjusted EBITDA in the third quarter was 29% lower at $0.8 million vs. $1.2 million.

We continued our share buyback program in the third quarter, repurchasing 66,620 shares of stock at a cost of $734,000.

Turning to nine-month results…

Total revenue through nine months increased 4% to $19.1 million from $18.4 million in the same period last year.

Revenue mix included:

Verification and certification services, up 9% to $15.2 million from $13.9 million.

Product revenue, down 8% to $2.9 million from $3.1 million.

And professional services revenue of $1.0 million compared to $1.3 million.

Gross profit through nine months was $7.8 million, up 3% from $7.5 million a year ago.

SG&A expense increased 10% to $6.3 million from $5.7 million due to the aforementioned increases in marketing, personnel and travel costs.

Operating income year-to-date declined 18% to $1.5 million from $1.8 million.

Net income through nine months decreased 16% to $1.2 million, or $0.21 per diluted share, compared to net income of $1.4 million, or $0.24 per diluted share, in the prior year period.

Adjusted EBITDA was $2.1 million versus $2.5 million year over year.

We generated $2.8 million in cash from operations through nine months, which was a 6% increase compared to $2.6 million in the same period last year.

Our cash and cash equivalents balance through nine months increased 4% to $2.8 million from $2.6 million at 2023 year-end.

We have a solid balance sheet with no long-term debt.

Through the first nine months of 2024 we bought back 216,039 shares of stock. That total included 135,838 shares as part of our ongoing buyback program and another 80,201 shares in a single private purchase.

Given the persistent headwinds in our beef verification business, we’re pleased with our overall business performance. We expect those headwinds to continue until the cyclical herd downsizing begins to cycle back around and the impact of drought conditions subsides.

As you probably know, our beef business – which includes multiple verification services as well as hardware sales – is our largest revenue generator, so I’ll reiterate that we’re very fortunate to have a diverse, non-beef services mix that right now is more than compensating for the temporary slowdown in beef-related revenue.

On another topic, a question we frequently hear from investors is, How might government regulation play into our growth potential – both with our beef business and other traceability and verification activities? That’s a particularly timely question today due to a couple recent developments relating to USDA activities. We touched on this in our earnings release this morning, but I’d like to provide some more color because we think it’s important that investors understand the potential positive impact of these developments.

The first involves the USDA’s Animal Disease Traceability (or, ADT) program. We’ve been talking about this for several years and are now able to report some meaningful forward progress with this initiative. In April of this year the USDA issued its final rule to strengthen procedures and compliance for animal disease traceability in order to enhance the regulator’s ability to manage an animal disease outbreak. A key component of the new rule is a requirement that, for certain classes of cattle, ranchers transition to electronic RFID tags from the traditional metal clip tags that must be read manually. Beginning last week, on November 5th, in order to qualify for interstate transport, heifers over 18 months, dairy cattle, bulls and certain other animals destined for interstate transfer are required to have electronic RFID tags.

As you know, we have required RFID/EID tags for years because they allow the beef supply chain to read tags and verify cattle claims at the speed of commerce. These tags are critical to our ability to accurately trace cattle and to ensure that the claims producers are making about their beef products have been verified by an independent third party.

So, what does all this mean for Where Food Comes From?

Well, in the short term, we’re already seeing a positive impact in terms of new tag customers coming on board, although this growth has been slower than we’d hoped due to the USDA’s decision to provide ranchers with tags as subsidies to help soften the financial impact of the new requirement. Whether those subsidies are sustainable is yet to be determined because there are a few complicating factors – chief among them, the continuing availability of federal funding and potential tax implications for ranchers.

Another important consideration is that these subsidies limit ranchers to vanilla, one-dimensional tags as opposed to the more versatile, customizable tags that we provide our customers.

We also think there’s a high likelihood that some ranchers now transitioning to electronic tags for traceability purposes will determine they may as well take full advantage of those tags by engaging in one or more of our value-add programs to help them capture higher sales prices for their beef.

Our long-term view on this change is, the more cattle with RFID tags translates into a much larger addressable market for us over time. We estimate that up to an additional 10 million head of cattle will be RFID-tagged over the next year or so with the potential for another 90 million cattle becoming eligible for our value-add programs over the next 10 years. That gives us a lot of runway considering our current annual tag run rate is roughly 2.5 million. For those of you doing the math, your next question is what percentage of those additional tagged cattle will we be able to convert to customers for our value-add services. That’s a great question but one we’re not ready to speculate on at this early stage. What I will say is, we believe this transition will inevitably lead to a new growth phase in our beef business.

A second recent example of how government regulation is impacting our business is the new ‘Strengthening Organic Enforcement (or, SOE) rule implemented by the USDA National Organic Program. This rule is designed to increase transparency and reduce fraud in organic certification claims. It is the most significant update to organic regulations since the Organic Foods Production Act of 1990.

Specifically, SOE requires domestic brands and producers as well as importers of organic products to comply with new requirements around record keeping and reporting, supply chain traceability audits, label review, inspections and other processes. In addition, it mandates that other participants in the supply chain – entities once exempt from oversight – must now comply with the same requirements as the producers and brands themselves. These include brokers, traders, co-manufacturers and other entities.

Our organic business has been a strength for us in recent years as we’ve dedicated significant resources to new customer acquisition as well as refinement of our SOW Organic technology platform that directly addresses key requirements of the SOE program at a time when compliance is becoming more challenging and costly. SOW Organic automates the process of achieving and annually renewing organic certification, replacing cumbersome paper-based processes with easy-to-use software that our customers depend on to lower costs and streamline compliance. The software is flexible and nimble, accepting changes in real time that are immediately available on our end.

So, as usual, we’ve got a lot going on across multiple fronts. I’m proud of the work we’re doing and how individuals throughout or organization continue to lead the industry in innovating new solutions that benefit producers and consumers of agricultural products in the United States. We believe we are positioned to remain at the forefront of our industry for years to come.

And, with that, I’ll turn the call over to questions.